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                                                                   EXHIBIT 10.21

                              CONSULTING AGREEMENT

         This Agreement (this "Agreement"), effective as of February 20, 2002, by and between JOSEPH B. GENTRY ("Consultant") and CENTRAL FREIGHT LINES, INC., a Nevada corporation (the "Company").

         WHEREAS, Consultant was previously an employee of the Company and is no longer an employee of the Company; and

         WHEREAS, the Company now desires to secure the services of Consultant, and Consultant desires to make such services reasonably available to the Company.

         NOW THEREFORE, the parties hereto, intending to be legally bound and in consideration of the mutual promises and obligations set forth below, the receipt and sufficiency of such consideration being acknowledged, agree as follows:

1.       Consulting Services.

         A. This Agreement shall commence on the date first above written and will terminate on February 20, 2012, unless terminated earlier pursuant to
Section 3 of this Agreement; provided, however, this Agreement is contingent upon the status of Consultant as an independent contractor to the Company and not an employee of the Company when this Agreement is executed.

         B. Consultant agrees to render services to the Company for the term of this Agreement. Consultant shall report directly to the Executive Vice President of the Company and shall provide the services in accordance with the instructions of the Executive Vice President, and with such reasonable instructions given to him by any other officer of the Company.

         C. As compensation for the services, Consultant shall receive (i) a grant of a non-qualified option to purchase 25,000 shares of the Company's Class A Common Stock, par value $0.001 per share ("Class A Common Stock"), with an exercise price of $6.50 per share, which is immediately exercisable, and (ii) a grant of a non-qualified option to purchase 39,926 shares of the Class A Common Stock with an exercise price of $2.15 per share, which shall vest and may be exercised by Consultant as follows: 20% on January 14, 2003, and 20% each on the second, third, fourth, and fifth anniversary of January 14, 2003. Any option that is not exercisable on the termination of this Agreement shall terminate immediately upon the termination of this Agreement. All exercisable options, to the extent not already exercised, shall terminate upon the first to occur of (i) three (3) months following the date of termination of this Agreement, or (ii) February 20, 2012.

         D. The Company shall reimburse Consultant for reasonable long distance travel expenses (transportation, lodging, and meals) and telephone expenses Consultant is required to

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incur in providing the services, provided such expenses are approved in advance by the Company.

2. No Conflict with Obligation to Third Parties. Consultant represents that performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by Consultant in confidence prior to the execution of this Agreement. Consultant has not entered into, and Consultant agrees not to enter into, any agreement (either written or oral) that conflicts or might conflict with Consultant's obligations under this Agreement.

3. Terminable at-Will. Consultant agrees that this Agreement may be terminated by either the Company or Consultant at any time, for any reason, with or without cause, by giving written notice to the other party; termination to be effective upon the other party's receipt of such notice.

4. Independent Contractor; Taxes. Consultant is an independent contractor and is solely responsible for all taxes, withholdings, and other similar statutory obligations, including, but not limited to, Workers' Compensation Insurance; and Consultant agrees to defend, indemnify, and hold Company harmless from any and all claims made by any entity on account of an alleged failure by Consultant to satisfy any such tax or withholding obligations.

5. No Agency. Consultant has no authority to act on behalf of or to enter into any contract, incur any liability, or make any representation on behalf of the Company.

6. Compliance with Law. Consultant's performance under this Agreement shall be conducted with due diligence and in full compliance with the highest professional standards of practice in the industry. Consultant shall comply with all applicable laws and Company safety rules in the course of performing the services.

7. Indemnification. Consultant will indemnify and hold Company harmless, and will defend Company against any and all loss, liability, damage, claims, demands, or suits and related costs and expenses to persons or property that arise, directly or indirectly, from acts or omissions of Consultant, or breach of any term or condition of this Agreement.

8. Choice of Law; Severability. This Agreement shall be construed in accordance with the laws of the State of Texas without regard to the conflict of laws provisions thereof. If any provision of this Agreement is held to be illegal or unenforceable, such provision shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms.

9. Successors and Assigns; Assignment. This Agreement shall be binding upon Consultant, and inure to the benefit of, the parties hereto and their respective heirs, successors, assigns, and personal representatives; provided, however, that it shall not be assignable by Consultant.

10. Entire Agreement. This Agreement contains the entire understanding of the parties regarding its subject matter and can only be modified by a subsequent written agreement executed by the parties.

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11.      Notices. All notices required under this Agreement shall be addressed to the address set forth below (or to such other address as may be provided by written notice given in accordance with this Section 11) and provided by (i) registered mail, return receipt requested; or (ii) facsimile, with a confirmation copy; or (iii) Federal Express or an equivalent courier service with tracking capabilities; or (iv) hand delivery.

12. Attorney Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to all attorneys' fees, courts costs and necessary disbursements, in addition to any other relief to which the party may be entitled.

         IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the day and year first above written.

CENTRAL FREIGHT LINES, INC.                         CONSULTANT

By: /s/ Pat Curry                                   /s/ Joseph Gentry
    ---------------------------------               ----------------------------
        Patrick J. Curry                            Joseph  B. Gentry
        Executive Vice President

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